Exhibit 99.1

CONTACTS:

Onstream Media:	Investor Relations:
Chris Faust	Brett Maas
FastLane Communications	Hayden IR
973-226-4379	646-536-7331
cfaust@fast-lane.net	brett@haydenir.com

FOR IMMEDIATE RELEASE:

Onstream Media Announces Recent Developments

POMPANO BEACH, FL – October 23, 2009 – Onstream Media Corporation (NASDAQ: ONSM), an online service provider of live and on-demand internet video, web communications and content management applications, today announced several recent business developments, including a report on fiscal 2009 revenues, the initial outlook for fiscal 2010 revenues and an update on the NASDAQ listing status.

Fiscal Year 2009 Revenues and Fiscal 2010 Outlook

“During most of fiscal 2009, Onstream was generally spared the effects of the global economic downturn,” stated Mr. Randy Selman, Onstream’s President and CEO. “Although the economy did have an effect on our revenues relative to the growth rate we anticipated at the start of the year, we were still on track to reach positive cash flow from operating activities (before changes in current assets and liabilities) and in fact we accomplished this in our third fiscal quarter. However, as a result of a reduction in our fourth quarter revenues, which we believe is attributable to the general state of the economy, we now expect to report fiscal year 2009 revenues approximately 4% less than the prior fiscal year.”

Mr. Selman added, “We are already seeing the start of a return to our previous revenue levels, based on order flow thus far for the first quarter of fiscal 2010. As a result of this initial revenue improvement, as well as the anticipated impact of new products, we remain optimistic with respect to an increased level of revenues during fiscal 2010.”

Mr. Selman continued, “Over the past three quarters we have taken aggressive steps to align our cost structure, by reducing facilities, equipment, communications, and labor costs.  In fact, almost our entire staff including all of management recently took an across the board payroll reduction, which we expect will be maintained until increased revenue levels result in positive cash flow. In the aggregate, these reductions represent more than $1.6 million in cash savings on an annualized basis, as compared to those expenditures during the first quarter of fiscal 2009. “

Mr. Selman concluded, “Onstream anticipates benefiting from the ongoing demand for rich media distribution via the Internet. We believe we have some of the most robust tools available in the industry, including exciting new products, to offer our growing customer base of top-tier corporations which are always looking for solutions that allow them to capitalize on their rich media content. With the introduction of iEncode™ V2, and the pending introduction of MarketPlace365™, along with the initial favorable responses to both products from various customers and prospects, I believe that 2010 will be a positive year in terms of both revenue growth and cash flow improvement for Onstream Media.”

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NASDAQ Listing Status

As previously reported, Onstream received a letter from NASDAQ dated January 4, 2008, indicating that it had 180 calendar days to regain compliance with what is now Listing Rule 5550(a)(2) - formerly Marketplace Rule 4310(c)(4) (the “Rule”), which is necessary in order to remain eligible for continued listing on the NASDAQ Capital Market. The NASDAQ letter indicated that Onstream’s non-compliance with the Rule was as a result of the bid price of ONSM common stock closing below $1.00 per share for the preceding thirty consecutive business days.  On July 3, 2008, Onstream received a letter from NASDAQ granting Onstream an additional 180 calendar days to regain compliance with the Rule. On October 22, 2008, Onstream received a letter from NASDAQ stating that NASDAQ had suspended enforcement of the Rule through January 19, 2009, which suspension NASDAQ extended several more times.  Since Onstream was in a bid price compliance period at the time of the initial suspension, it remained at the same stage of the process until that suspension was terminated by NASDAQ on July 31, 2009. Accordingly, Onstream was subsequently notified by NASDAQ that as a result of the termination of the suspension, Onstream had until October 16, 2009 to regain compliance with the Rule.

On Monday, October 19, 2009, Onstream received a letter from NASDAQ stating that since Onstream had not regained compliance with the Rule as of October 16, 2009, Onstream’s common stock was subject to delisting. However, such delisting would not occur if Onstream, on or before October 26, 2009, requested a hearing with the NASDAQ Listing Qualifications Panel (“the “Panel”).

Onstream intends to request, on or before October 26, 2009, such a hearing before the Panel.  At the hearing, Onstream will present its plan for regaining compliance with the Rule and request that its securities be allowed to remain listed pending the completion of that plan. Based on the Panel’s consideration of that plan, as well as any other relevant factors, the Panel has the ability to grant Onstream a period of up to 180 days (counting from the date of the October 19, 2009 letter) to regain compliance with the Rule.  However, there can be no assurance that the Panel will grant Onstream’s request for continued listing.

Mr. Selman stated, “Despite the challenging market conditions for small-cap stocks like Onstream, we believe that Onstream remains well positioned going into fiscal 2010 and that we will be able to satisfactorily resolve the NASDAQ compliance issue.”

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About Onstream Media:

Onstream Media Corporation (NASDAQ: ONSM) is an online service provider of live and on-demand internet video, corporate web communications and content management applications. Onstream Media's pioneering Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content via the Internet. The DMSP provides our clients with intelligent delivery and syndication of video advertising, streaming video, mobile streaming and supports pay-per-view for online video and other rich media assets. The DMSP also provides an efficient workflow for transcoding and publishing user- generated content in combination with social networks and online video classifieds, utilizing Onstream Media’s Auction Video™ (patent pending) technology. In addition, Onstream Media provides live and on-demand webcasting, webinars, web and audio conferencing services. In fact, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services.

Select Onstream Media customers include: AAA, Bonnier Corporation, BT Conferencing, Dell, Disney, Georgetown University, National Press Club, PR Newswire, Shareholder.com (NASDAQ), Sony Pictures and the U.S. Government. Onstream Media's strategic relationships include Akamai, Adobe, eBay, FiveAcross/Cisco and Qwest. For more information, visit Onstream Media at http://www.onstreammedia.com or call 954-917-6655.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

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